UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2009

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2009, Fortune Brands, Inc. (the “Company”) and Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and RSB Securities Inc., acting for themselves and as representatives of the other several underwriters, entered into an Underwriting Agreement (the “Underwriting Agreement”) in connection with the offer and sale of $500 million aggregate principal amount of its 6.375% Notes due 2014 (the “Notes”) in an underwritten public offering (the “Offering”). The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type. The issuance and sale of the Notes closed on June 12, 2009.

From time to time in the ordinary course of their respective businesses, certain of the underwriters, the indenture trustee and their affiliates have engaged in and may in the future engage in commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services with the Company and its affiliates for which they have received or will receive fees and commissions.

The Securities were offered and sold by the Company pursuant to its automatic shelf Registration Statement on Form S-3 (Registration Statement No. 333-159008), filed with the Securities and Exchange Commission on May 6, 2009, as supplemented by the final prospectus supplement dated June 9, 2009 filed with the Securities and Exchange Commission on June 10, 2009.

The Notes were issued pursuant to the Indenture dated as of April 15, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon (formerly The Chase Manhattan Bank), as trustee. The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The Indenture also provides for customary events of default and other customary provisions.

The Notes will mature on June 15, 2014 and bear interest at a fixed rate of 6.375% per annum, subject to adjustment for certain changes in our debt ratings. The Company will pay interest on the Notes from June 12, 2009 semi-annually, in arrears, on June 15 and December 15 of each year, beginning December 15, 2009. The Notes constitute unsecured and unsubordinated obligations of the Company and will rank on a parity with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

At its option, the Company may redeem the Notes in whole or in part, at any time before their maturity, at a redemption price equal to the greater of (i) the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of the Notes to be redeemed (excluding interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis at the applicable Treasury Rate (as defined in the Notes) plus 50 basis points.

If a Change of Control Triggering Event (as defined in the Notes) occurs, the Company will be required to make an offer on the terms set forth in the Notes to each holder of the Notes to repurchase all or any part of that holder’s Notes at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

The above descriptions of certain terms and conditions of the Underwriting Agreement and the Notes are qualified by reference to the full texts of the Underwriting Agreement and the form of Note, copies of which are filed herewith as Exhibits 1 and 4, respectively, and are incorporated herein by reference. The above description of certain terms and conditions of the Indenture is qualified by reference to the full text of the Indenture, a copy of which was filed as Exhibit 4 to our Current Report on Form 8-K dated December 10, 1999 (File No. 1-9076) and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1	Underwriting Agreement, dated June 9, 2009, between the Company and Barclays Capital Inc. and J.P. Morgan Securities Inc. on behalf of the several underwriters named therein in connection with the offer and sale of $500 million aggregate principal amount of the Company’s 6.375% Notes due 2014.

4	Form of Global Note for the Company’s 6.375% Notes due 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

Date: June 12, 2009	By	/s/ Mark Roche
	Name:	Mark Roche
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1	Underwriting Agreement, dated June 9, 2009, between the Company and Barclays Capital Inc. and J.P. Morgan Securities Inc. on behalf of the several underwriters named therein in connection with the offer and sale of $500 million aggregate principal amount of the Company’s 6.375% Notes due 2014.

4	Form of Global Note for the Company’s 6.375% Notes due 2014.